Exhibit 10.6

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into as of March 4, 2019 (the “Grant Date”) by and between IES Holdings, Inc. (f/k/a Integrated Electrical Services, Inc.), a Delaware corporation (the “Company”), and Gary S. Matthews (the “Participant”) pursuant to the terms and conditions of the Company’s Amended and Restated 2006 Equity Incentive Plan dated as of February 9, 2016 (the “Plan”), in respect of 80,000 Shares of Restricted Stock. All capitalized terms not defined herein without separate definition shall have the meaning set forth in the Plan.

Section 1.    Restricted Stock Award. This Agreement governs an Award of time-based Restricted Stock pursuant to the Plan (the “Time-Based Shares”). Subject to the service requirement set forth in Section 2, the Time-Based Shares shall vest according to the following schedule:

Number of Time-Based Shares	Percentage of Time-Based Shares Granted	Vesting Date
20,000	25%	First (1st) Anniversary of Grant Date
20,000	25%	Second (2nd) Anniversary of Grant Date
20,000	25%	Third (3rd) Anniversary of Grant Date
20,000	25%	Fourth (4th) Anniversary of Grant Date
Total: 80,000	100%

Section 2.    Service Vesting Requirement. Except as otherwise expressly specified below, the Participant shall vest in the Time-Based Shares only if the Participant remains continuously employed by the Company or any majority-owned subsidiary thereof from the Grant Date until the applicable Vesting Date as set forth in Section 1. Except as otherwise expressly specified below, if the Participant does not remain continuously employed by the Company or any majority-owned subsidiary thereof from the Grant Date until the applicable Vesting Date, all of the unvested Time-Based Shares subject to this Award shall be immediately forfeited for no consideration and the Participant’s rights with respect thereto shall cease upon termination of the Participant’s employment.

Notwithstanding the foregoing, or anything in the Integrated Electrical Services, Inc. (n/k/a IES Holdings, Inc.) Amended and Restated Executive Officer Severance Benefit Plan (the “Severance Plan”) or in any other benefit plan or agreement to the contrary, if the Participant’s employment is terminated prior to a Vesting Date (i) due to the Participant’s death, (ii) due to the Participant’s Disability, (iii) by the Company without Cause, or (iv) by the Participant for Good Reason, the unvested Time-Based Shares shall automatically vest in full as of the Participant’s date of termination; provided that, to the extent the Participant is subject to the Severance Plan, the Participant has executed and delivered an enforceable Release (as defined in the Severance Plan) provided for therein and such Release has become irrevocable. For the purposes of this Agreement, “Cause,” “Good Reason” and “Disability” have the definition set forth in the employment agreement between the Company and the Participant in effect as of the Grant Date (the “Employment Agreement”).

Section 3.    Effect of a Change in Control. Notwithstanding the provisions of Section 2 hereof, or anything in the Severance Plan or in any other benefit plan or agreement to the contrary, this Section 3 shall apply to determine the vesting of the unvested Time-Based Shares upon the occurrence of a Change in Control prior to a Vesting Date.

If, immediately following the occurrence of the Change in Control, the value of the unvested Time-Based Shares is determined by reference to a class of stock that is publicly traded on an established U.S. securities market (a “Publicly Traded Stock”), including by reason of an adjustment pursuant to Section 4 or the assumption of this Award by the corporation surviving any merger or other corporate transaction or the publicly traded parent corporation thereof (the “Successor Corporation”), the unvested Time-Based Shares shall become vested subject only to satisfaction of the service condition specified in Section 2. In such circumstance, the service condition will be deemed satisfied in full upon any termination of the Participant’s employment (i) by the Company without Cause, (ii) by the Participant for Good Reason or (iii) due to the Participant’s death or Disability, in any case occurring on or after such a Change in Control.

If, immediately following the occurrence of the Change in Control, the value of the Time-Based Shares is not determined by reference to a Publicly Traded Stock, whether because the Successor Corporation does not have Publicly Traded Stock or determines not to assume this Award, the unvested Time-Based Shares subject to this Award shall vest in full upon the occurrence of such Change in Control.

For the purposes of this Agreement, “Change in Control” has the definition set forth in the Severance Plan.

Section 4.    Adjustments for Corporate Transactions. In the event that there shall occur any Recapitalization the number of (and, if applicable, securities related to) the Time-Based Shares be adjusted by the Committee in such manner as the Committee determines is necessary or appropriate to prevent any enhancement or diminution of the Participant’s rights and opportunities hereunder. To the extent that the Time-Based Shares awarded herein shall be deemed to relate to a different number of Shares or different securities as a result of any such adjustment, such additional number of shares or other securities shall be subject to the restrictions of the Plan and this Agreement and the vesting conditions specified herein.

Section 5.    Issuance of Restricted Shares.

(a)

Stock Certificates. The Company either shall cause to be issued a certificate or certificates for the Time-Based Shares, registered in the Participant’s name, or cause a book entry to be made with the Company’s transfer agent evidencing the Time-Based Shares registered in the Participant’s name. The Company shall appropriately legend any certificate related to the Time-Based Shares to reference the restrictions thereon as set forth in this Agreement.

(b)

Stockholder Rights. The Participant shall have all the rights of a stockholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Time-Based Shares, subject, however, to the restrictions of this Agreement.

(c)

Form of Issuance and Escrow. For so long as the Time-Based Shares are not vested, the Company shall cause such certificate or certificates to be deposited in escrow if certificates are issued. If evidenced by book entry at the transfer agent the entry shall denote the shares are restricted as to transfer. The Participant shall deliver to the Company a duly-executed blank Stock Power (in the form attached hereto as Annex A).

Section 6.    Tax Withholding. To the extent this Award results in compensation income to the Participant upon grant or vesting, the Participant must deliver to the Company at that time such amount of money as the Company may require to meet its tax withholding obligations under applicable laws or make such other arrangements to satisfy such withholding obligations as the Company, in its sole discretion, may approve; provided, however, that unless the Participant otherwise requests in writing or the Committee shall otherwise determine, the Company shall instead withhold or “net” from the Shares otherwise to be issued to the Participant the greatest number of whole shares having a Fair Market Value not in excess of the lesser of (i) the Company’s tax withholding obligations and (ii) the maximum amount that may be withheld from such payment without the Company having to apply liability accounting for financial accounting purposes.

Section 7.    Modification. Except to the extent permitted by the Plan, any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby.

Section 8.    Golden Parachute Excise Tax. Notwithstanding anything in this Agreement to the contrary, if the Participant is a “disqualified individual” (as defined in section 280G(c) of the Code), and the payments and benefits to be provided to the Participant under this Agreement, together with any other payments and benefits to which the Participant has the right to receive from the Company or any other person, would constitute a “parachute payment” (as defined in section 280G(b)(2) of the Code) (collectively, “Participant’s Parachute Payment”), then the Participant’s Parachute Payments (a) shall be reduced (but not below zero) so that the present value of such total amounts and benefits received by the Participant will be $1.00 less than three times the Participant’s “base amount” (as defined in section 280G(b)(3) of the Code), so that no portion of the amounts to be received will be subject to the excise tax imposed by section 4999 of the Code or (b) shall be paid in full, whichever of (a) and (b) produces the better “net after-tax” benefit to the Participant (taking into account all applicable taxes, including any excise tax imposed under section 4999 of the Code). To the extent that the Participant is party to any arrangement with the Company that provides for the payment of cash severance benefits, the benefits payable thereunder shall be reduced (but not below zero) in accordance with the provisions of such arrangement prior to any reduction in the benefits payable hereunder. The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by the Company in good faith.

Section 9.    Restrictions on Transfer. Neither this Award nor any Time-Based Shares covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the Time-Based Shares as provided herein.

Section 10.    Award Subject to Plan. This Award of Time-Based Shares is subject to the terms of the Plan, the terms and provisions of which are hereby incorporated by reference. Unless otherwise expressly provided herein, nothing in this Agreement shall be construed to limit any authority afforded to the Committee pursuant to the terms of the Plan. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.

Section 11.    No Right of Employment. Nothing in this Agreement shall confer upon the Participant any right to continue as an employee of, or other service provider to, the Company or any of its subsidiaries, nor interfere in any way with the right of Company or any such subsidiary to terminate the Participant’s employment or other service at any time or to change the terms and conditions of such employment or other service.

Section 12.    No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or any affiliate of any of the foregoing makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to the Participant (or to any person claiming through or on behalf of the Participant) and shall have no liability or responsibility with respect to taxes (and penalties and interest thereon) imposed on the Participant (or on any person claiming through or on behalf of the Participant) as a result of this Agreement.

Section 13.    Clawback. Notwithstanding any other provisions in the Plan or this Agreement, any compensation payable pursuant to this Agreement that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 14.     Data Privacy. The Participant expressly authorizes and consents to the collection, possession, use, retention and transfer of personal data of the Participant, whether in electronic or other form, by and among Company, its Affiliates, third-party administrator(s) and other possible recipients, in each case for the exclusive purpose of implementing, administering, facilitating and/or managing the Participant’s Awards under, and participation in, the Plan. Such personal data may include, without limitation, the Participant’s name, home address and telephone number, date of birth, Social Security Number, social insurance number or other identification number, salary, nationality, job title and other job-related information, tax information, the number of Company shares held or sold by the Participant, and the details of all Awards (including any information contained in this Award and all Award-related materials) granted to the Participant, whether exercised, unexercised, vested, unvested, cancelled or outstanding.

Section 15.     Entire Agreement. This Agreement, the Plan and the Employment Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. To the extent the Participant is subject to the Severance Plan, the terms and conditions of this Agreement shall apply to any vesting of the Time-Based Shares in all circumstances.

Section 16.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

Section 17.    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

Section 18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 19.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

By signing below, the Participant accepts this Award, and acknowledges and agrees that this Award of Time-Based Shares is granted under and governed by the terms and conditions of the Plan and this Agreement.

PARTICIPANT:	IES HOLDINGS, INC.

/s/ Gary S. Matthews	By:	/s/ Gail D. Makode

Gary S. Matthews	Its:	SVP & General Counsel

ANNEX A

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Stock Assignment Separate From Certificate

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                              hereby sells, assigns and transfers unto                             ,                              (                ) shares of the common stock of IES Holdings, Inc. (f/k/a Integrated Electrical Services, Inc.), a Delaware corporation (“Company”), standing in his name on the books of the Company represented by Certificate No.              (or electronic equivalent) herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company with the power of attorney to transfer the said stock in the books of the Company with full power of substitution. This assignment may be executed by the Participant by means of electronic or digital signatures, which have the same force and effect as manual signatures.

Dated:
Signature of the Participant

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